Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

For Tender of Certificates

Pursuant to the Offer to Purchase, dated November 18, 2002

For Cash, Any and All of its Outstanding
Liquid Yield OptionTM Notes Due 2020
(Zero Coupon — Subordinated)
(CUSIP No. 018490 AA0)

       THE OFFER WILL EXPIRE AT 11:59 P.M., EASTERN TIME, ON DECEMBER 16, 2002,

UNLESS EXTENDED OR EARLIER TERMINATED (SUCH TIME AND DATE, AS THE SAME
MAY BE EXTENDED, THE “EXPIRATION TIME”). LYONS TENDERED IN THE OFFER
MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION TIME. IF THE LYONS ARE ACCEPTED FOR PAYMENT PURSUANT TO THE OFFER, ONLY HOLDERS OF LYONS WHO HAVE VALIDLY TENDERED AND NOT WITHDRAWN THEIR LYONS WILL RECEIVE THE PURCHASE PRICE.

      This Notice of Guaranteed Delivery may be used to cause a tender of the Liquid Yield OptionTM Notes due 2020 (Zero Coupon — Subordinated) (the “LYONs”) of Allergan, Inc. (“Allergan”) by (i) a record holder of LYONs if certificates for the LYONs are not immediately available or time will not permit all required documents to reach the Depositary prior to the Expiration Time or (ii) by a DTC participant if the procedures for book-entry transfer described in the Offer to Purchase cannot be completed on a timely basis. This form must be delivered by an Eligible Institution by mail or hand delivery or transmitted via facsimile to the Depositary as set forth below. Delivery to DTC will not constitute a valid delivery to the Depositary. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Offer to Purchase, dated November 18, 2002 (the “Offer to Purchase”).

The Depositary for the Offer is:

The Bank of New York

By Overnight Delivery or Registered/Certified U.S. Mail: Corporate Trust Operations Reorganization Unit 101 Barclay Street, 7E New York, New York 10286 Attention: Mr. Kin Lau	By Hand: 101 Barclay Street Ground Level Corporate Trust Services Window New York, New York 10286 c/o: Reorganization Unit, 7E Attention: Mr. Kin Lau

Facsimile Transmission Number

(for Eligible Institutions Only)
(212) 298-1915

To Confirm by Telephone: (212) 815-3750

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER

THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

      This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by a Medallion Signature Guarantor under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

      The terms “Liquid Yield Option” and “LYONs” are trademarks of Merrill Lynch & Co., Inc.

Ladies and Gentlemen:

      By execution hereof, the undersigned acknowledges receipt of the Offer to Purchase and the Letter of Transmittal. On the terms and subject to the conditions of the Offer to Purchase and the Letter of Transmittal, the undersigned hereby represents that it is the holder of the LYONs being tendered (or caused to be tendered) hereby and is entitled to tender (or cause to be tendered) such LYONs as contemplated by the Offer and, pursuant to the guaranteed delivery procedures described in the Offer to Purchase and Letter of Transmittal, hereby tenders (or causes a tender) to Allergan of the aggregate principal amount of LYONs indicated below.

      The undersigned understands that tenders of LYONs may be withdrawn by written notice of withdrawal received by the Depositary at any time prior to the Expiration Time. In the event of a termination of the Offer, the LYONs tendered pursuant to the Offer will be returned to the tendering holders promptly.

      The undersigned understands that payment for the LYONs purchased will be made only after timely receipt by the Depositary of (i) such LYONs, or a Book-Entry Confirmation of the transfer of such LYONs into the Depositary’s account at DTC and (ii) a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any signature guarantees and any other documents required by the Letter of Transmittal or a properly transmitted Agent’s Message within three business days after the date of execution of the Notice of Guaranteed Delivery. The undersigned also understands that under no circumstances will interest be paid by Allergan by reason of any delay in making payment to the undersigned.

      Except as stated in the Offer to Purchase, all authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

      A record holder of the LYONs must execute this Notice of Guaranteed Delivery exactly as its name appears on its LYONs, and a DTC participant must execute this Notice of Guaranteed Delivery exactly as its name is registered with DTC. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, that person must set forth his or her name, address and capacity as indicated below and submit evidence to Allergan of such person’s authority so to act:

Name(s):

Capacity:

Address(es):

      Do not send LYONs with this form. LYONs should be sent to the Depositary together with a properly completed and duly executed letter of transmittal.

2

PLEASE SIGN AND COMPLETE

LIQUID YIELD OPTION NOTES DUE 2020 (ZERO COUPON —
SUBORDINATED) ISSUED IN NOVEMBER 2000

Name(s) and Address(es) of Registered Holder(s)
or Name of DTC Participant and Participant’s DTC
Account Number in which LYONs are Held	LYONs Tendered
(Please fill in Blank)	(Attach additional list if necessary)

		Aggregate Principal	Principal Amount
	Certificate	Amount at Maturity	at Maturity
	Number(s)	Represented	Tendered**

TOTAL PRINCIPAL AMOUNT AT MATURITY OF LYONS:

** Unless otherwise indicated, it will be assumed that the entire aggregate principal amount at maturity represented by the LYONs specified herein is being tendered.

Signature of Registered Holder or Authorized Signatory:

Name of Signatory:
Name of Registered Holder:

Address and Telephone of Registered Holder:

Telephone:

Date:

☐	Check box if LYONs will be delivered by book-entry transfer and provide the following information.

Transaction Code Number:

Name of Tendering Institution:

Account No.:

The Guarantee on the Next Page Must be Completed

3

GUARANTEE

(Not to be used for signature guarantee)

      The undersigned, a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or another “Eligible Guarantor Institution” as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that, within three New York Stock Exchange trading days from the date of receipt by the Depositary of this Notice of Guaranteed Delivery, a properly completed and validly executed Letter of Transmittal (or a facsimile thereof), together with LYONs tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such LYONs into the Depositary’s account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth under “Procedure for Tendering LYONs” in the Offer to Purchase), and all other required documents will be delivered by the undersigned to the Depositary.

Name of Firm	Authorized Signature

Address	Title:

Postal/Zip Code	Name: (Please type or print)

Telephone No. (Including Area Code)	Date:

      The institution which completes this form must deliver to the Depositary this Notice of Guaranteed Delivery, the Letter of Transmittal (or facsimile thereof) and certificates for LYONs within the time periods specified herein. Failure to do so could result in a financial loss to such institution.

DO NOT SEND CERTIFICATES FOR NOTES WITH THIS FORM — THEY SHOULD BE SENT WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

4